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INTUITIVE SURGICAL, INC.

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Taking surgical precision and technique beyond the limits of the human hand. ™

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong Sarah Norton	408-523-2175 408-523-2161

INTUITIVE SURGICAL ANNOUNCES ANNUAL MEETING AND EXPECTED EXCHANGE RATIO IN CONNECTION
WITH PROPOSED MERGER WITH COMPUTER MOTION

SUNNYVALE, CALIF. June 9, 2003 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the leader in operative surgical robotics, today announced that both Intuitive Surgical and Computer Motion, Inc. have scheduled stockholder meetings for June 30, 2003 at 8 a.m., Pacific time, to approve the proposed merger of the companies. If the proposed merger is approved by the stockholders of both companies, the merger transaction is expected to close on June 30, 2003 upon conclusion of the stockholder meetings.

Based upon the anticipated June 30 closing date, current stock prices for Intuitive Surgical and Computer Motion, and the number of fully diluted shares outstanding of the companies, Intuitive Surgical expects that, in connection with the merger, each share of Computer Motion common stock will be converted into the right to receive approximately 0.515 shares of Intuitive Surgical common stock.

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This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Intuitive Surgical’s anticipated merger with Computer Motion. You can identify these forward-looking statements when you see us using words such as “intends,” “expects,” “anticipates,” “estimates” and other similar expressions. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Actual results could differ materially from those expressed or implied in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, competition and market acceptance of products; ability to obtain regulatory approvals and third-party reimbursements; ability to raise additional capital; non-consummation of the proposed merger; prior to the closing of the proposed merger the businesses of Intuitive Surgical or Computer Motion suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies; and other factors described in the Securities and Exchange Commission reports filed by Intuitive Surgical and Computer Motion, including their most recent filings on Form 10-K and Form 10-Q. Intuitive Surgical and Computer Motion undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

In connection with Intuitive Surgical’s proposed merger with Computer Motion, Intuitive Surgical has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF INTUITIVE SURGICAL AND COMPUTER MOTION ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER MATERIALS CONTAINED IN THE REGISTRATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT INTUITIVE SURGICAL, COMPUTER MOTION AND THE PROPOSED MERGER. The registration statement and any other documents filed with the SEC by Intuitive Surgical or Computer Motion may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Intuitive Surgical by directing a request to Intuitive Surgical, Inc., 950 Kifer Road, Sunnyvale, CA 94086, Attn: Sarah Norton. Investors and security holders may obtain free copies of the documents filed with the SEC by Computer Motion by contacting Computer Motion, Inc., 130-B Cremona Drive, Goleta, CA 93117, Attn: Dan Tamkin. Investors and security holders are urged to read the joint proxy statement/prospectus before making any voting or investment decision with respect to the merger.